Exhibit 10.1

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT, (the "AGREEMENT") is made this 14th day of October, 2014, by and among CARLOS ESPINOSA (the "SELLER"), CME REALTY, INC., a Nevada corporation ("CME") and KENNETH MCLEOD (the "Purchaser"). The Seller, CME and the Purchaser are sometimes referred to herein individually, as a "PARTY" and collectively, as the "PARTIES."

                                    RECITALS

     WHEREAS, the Seller, beneficially and of record, owns 10,000,000 shares (the "10,000,000 SHARES") of common stock, $0.001 par value per share of CME
(the "COMMON STOCK"), representing approximately 71.43% of the issued and outstanding Common Stock; and

     WHEREAS, pursuant to the terms and conditions of this Agreement, the Seller desires to sell to the Purchaser and the Purchaser desires to purchase from the Seller all of the 10,000,000 Shares (the "ACQUISITION"), for an aggregate purchase price of $252,000 (the "PURCHASE PRICE"); and

     WHEREAS, pursuant to a Letter of Intent dated as of September 10, 2014 (the "LOI") among the Parties and an Escrow Agreement dated as of September 10, 2014 (the "ESCROW AGREEMENT") among the Parties and Gutierrez Bergman Boulris Menocal & Gianese, PLLC, as escrow agent (the "ESCROW AGENT"), pursuant to which the Seller and the Purchaser appointed the Escrow Agent to act as escrow agent for the Parties with respect to the Acquisition and to receive and hold in escrow the Purchase Price, the certificate representing the 10,000,000 Shares, and all other documents, stock certificates, corporate records and other records of CME (the "ESCROW DEPOSIT"); and

     WHEREAS, a $17,937 deposit against the Purchase Price (the "DEPOSIT") has been placed in Escrow with the Escrow Agent on behalf of the Purchaser, to be held as part of the Escrow Deposit and released pursuant to and on the terms and conditions set forth in the LOI, the Escrow Agreement and this Agreement. AGREEMENT

     NOW THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, the Parties hereby agree as follows:

                                   ARTICLE I
                   SALE AND PURCHASE OF THE 10,000,000 SHARES

     1.01 INCORPORATION OF RECITALS.The Parties agree and acknowledge that the recitals set forth above are true and correct and are hereby incorporated herein by reference.

     1.02 SALE AND PURCHASE. Subject to and upon the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined), the Seller shall sell, assign, transfer, convey, and deliver to the Purchaser and the Purchaser shall purchase from the Seller, the 10,000,000 Shares.
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     1.03 PURCHASE  PRICE.  Subject to and upon the terms and conditions of this
Agreement, on the Closing Date, the Purchaser shall pay to the Seller, in full payment for the 10,000,000 Shares and in reliance upon the representations, warranties and covenants made herein by the Seller and CME, the Purchase Price, as provided in SECTION 1.05.

     1.04 PRE-CLOSING DELIVERIES. On or before the Closing Date:

     (a) The Purchaser shall wire to the Escrow Agent's attorney trust account $234,163, which together with the $17,837 Deposit previously deposited with the Escrow Agent by the Purchaser equals the $252,000 Purchase Price; and

     (b) The Seller shall deliver or cause to be delivered to the Escrow Agent:

          (i) this Agreement and the other Transaction Documents (as hereinafter defined to which the Seller and/or CME is a party, duly executed by Seller and CME, as applicable;

          (ii) the originally issued certificate evidencing the 10,000,000 Shares (the "CERTIFICATE"), together with duly executed stock powers or similar documents of transfer (endorsed in blank and with a medallion guarantee, if required) and with any necessary stock transfer tax stamps affixed thereto;

          (iii) executed resignation letters from each of the officers of CME, effective as of the Closing Date:

          (iv) executed resignation letters from each of the directors of CME, effective as of the Closing Date, subject, however, to compliance with Rule 14f-1 under the Exchange Act (as hereinafter defined);

          (v) executed resolutions of the Board of Directors of CME, subject, however, to compliance with Rule 14f-1 under the Exchange Act, appointing Purchasers' designee as to CME's Board of Directors with such appointment to be effective as of the time of Closing;

          (iv) all of the original business and corporate records of CME, including, but not limited to, correspondence (including correspondence with FINRA, the SEC (as hereinafter defined), State securities regulators, blue sky filings and all other regulatory and governmental entities) files, bank statements, the Articles of Incorporation (filed with the Secretary of State of the State of Nevada on February 23, 2012 which Articles of Incorporation have not been amended) and the By-Laws (which have not been amended) of CME, checkbooks, savings account books, minutes of shareholder and directors meetings or written consents, financial statements, shareholder listings, stock transfer records, agreements and contracts that exist and such other documents as the Purchasers shall reasonably request;

          (v) correspondence relating to listing of the Common Stock on the OTCBB and the OTCQB;

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          (vi) documents  with DTC  including,  but not limited to, all back and forth correspondence showing the Common Stock is currently DTC Eligible;

          (vii) all correspondence and documents with and between CME and its auditors;

          (viii) certificate of Good Standing from the Secretary of State of Nevada dated the Closing Date;

          (ix) a current certified shareholder list from the transfer agent of CME;

          (x) EDGAR filing codes for CME and its officers and directors;

          (xi) all other books and records of CME, including bank statements and bank records;

          (xi) the balance of the documents constituting the Escrow Deposit; and

          (x) such other documents as the Purchaser may reasonably request.

     1.05 CLOSING.

     (a) The sale and purchase of the 10,000,000 Shares and the consummation of the other respective obligations of the Parties contemplated by this Agreement will take place at a closing (the "Closing"), to be held by facsimile or electronic exchange of documents contemporaneously with the execution of this Agreement, at which time the Parties shall issue joint instructions to the Escrow Agent authorizing the release of the Purchase Price to the Seller and the Certificate and other documents constituting the Escrow Deposit to the Purchaser, in accordance with the terms and conditions of the LOI, the Escrow Agreement and this Agreement. The date on which the Closing occurs shall be the "CLOSING DATE."

     (b) If the Closing has not occurred by October 31, 2014, or such later date as may be mutually agreed to in writing by the Parties, the Parties shall issue joint instructions to the Escrow Agent authorizing the release of the Purchase Price, less the Deposit to the Purchaser and the Deposit and the other documents constituting the Escrow Deposit to the Seller, in accordance with the terms and conditions of the LOI, the Escrow Agreement and this Agreement.

                                   ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF THE SELLER AND CME

     The Seller and CME, jointly and severally, represent and warrant to the Purchaser as follows:

     2.01 ORGANIZATION. CME is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own its properties and assets and carry on its

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business as now being conducted. CME is duly qualified as a foreign entity to do business and is in good standing in the every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary. All actions taken by the incorporators, directors and/or shareholders of CME have been valid and in accordance with the laws of the state of Nevada.

     2.02 OTCBB/OTCQB LISTING. The Common Stock is included for quotation on the OTCBB and on the OTC Market Group, Inc.'s OTCQB tier under the symbol "CMRL." The Common Stock is DTC-eligible and DTC has not taken, and to the best of the Seller's and the Company's knowledge, will not take action to impose directly and/or indirectly a "chill" or other restrictions on the Common Stock.

     2.03 AUTHORIZATION; ENFORCEMENT; VALIDITY.

     (a) CME has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the LOI, the Escrow Agreement and each of the other agreements to be entered into by the Parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"). The execution and delivery of the Transaction Documents by CME and the consummation by CME of the transactions contemplated hereby and thereby, has been duly authorized by the Board of Directors of CME and no further consent or authorization is required by CME, its Board of Directors or its shareholders. This Agreement and the other Transaction Documents have been duly executed and delivered by CME and constitute the legal, valid and binding obligations of CME, enforceable against CME in accordance with their respective terms.

     (b) The Seller has all requisite power, authority and legal capacity to enter into and perform his obligations under this Agreement and all the other Transaction Documents to which the Seller is a party. This Agreement and all the other Transaction Documents have been duly executed and delivered by the Seller and constitute the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

     2.04 CAPITALIZATION. The authorized capital stock of CME consists of seventy-five million (75,000,000) shares of Common Stock, of which 14,000,000 shares of Common Stock are issued and outstanding. All outstanding shares of Common Stock are free of liens, encumbrances, security interests, pledges, charges, clouds on title, options, restrictions and legal or equitable rights of any persons including, but not limited to, rights of first refusal, pre-emptive and/or similar rights (collectively, "ENCUMBRANCES"). There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating CME to issue or to transfer any shares of its capital stock and other than the Acquisition, the Seller does not have any such obligation with respect to the 10,000,000 Shares. None of the outstanding shares Common Stock are subject to any stock restriction agreements and/or rights of first refusal, pre-emptive or similar rights. All of the issued and outstanding capital stock of CME has been issued in compliance with all applicable law, including, but not limited to, federal and all applicable state securities laws. CME has 33 shareholders of record, one of which is Cede & Co., whose shares of Common Stock are held by DTC. All of such shareholders have valid title to such shares and acquired their shares were acquired in compliance with all applicable laws, including, but not limited to, all federal and applicable state securities laws. Seller has delivered to Purchaser true and

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correct list of  shareholders as of the Closing Date certified by CME's transfer agent listing the name, address and number of shares of Common Stock owned by each shareholder.

     2.05 SUBSIDIARIES. CME does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. CME is not a participant in any joint venture, partnership or similar arrangement.

     2.06 SEC DOCUMENTS; FINANCIAL STATEMENTS. CME is required under Section 13 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") to file periodic and current reports with the Securities and Exchange Commission (the "SEC"), and has timely (including within any additional time periods provided by Rule 12b-25 under the Exchange Act) filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the Closing Date together with the Registration Statement (as hereinafter defined), all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein, all amendments thereto and all schedules and exhibits thereto and to any such amendments being hereinafter referred to collectively, as the "SEC DOCUMENTS"). All of the SEC Documents required to be filed by CME have been filed by CME with the SEC and are available on the SEC's EDGAR system. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents and the Securities Act of 1933, as amended (the "SECURITIES ACT") and the rules and regulations promulgated thereunder as to the Company's Registration Statement on Form S-1 (file number 333-187855), declared effective by the SEC on October 2, 2013 (the "EFFECTIVE DATE") and the prospectus forming a part thereof (the "REGISTRATION STATEMENT"). As of their respective filing dates and with respect to the Registration Statement, the Effective Date, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates and with respect to the Registration Statement, the Effective Date, the financial statements of CME included in the SEC Documents (collectively, the "FINANCIAL STATEMENTS") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of CME as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     2.07 INDEBTEDNESS. CME has no liabilities, obligations and/or indebtedness of any nature (absolute, accrued, direct, indirect, contingent or otherwise). CME is not a guarantor of any indebtedness or an Indemnitor of any other individual or entity.

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     2.08 LITIGATION. Neither the Seller nor CME is a party to any direct and/or indirect litigation, arbitration and/or other proceedings and neither the Seller nor CME is aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the Seller and/or CME or any of their respective assets, including without limitation, in the case of the Seller, the 10,000,000 Shares. There is no dispute of any kind between the Seller or CME and any third party. CME has no assets and is free from any and all liabilities, liens, claims and/or commitments. Neither the Seller nor CME is party to any suit, action,
arbitration,   or  legal   administrative  or  other   proceeding,   or  pending
governmental investigation. To the best knowledge of the Seller, there is no basis for any such action or proceeding and no such action or proceeding is threatened against the Seller or CME. Neither the Seller nor CME is party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

     2.09 TAX RETURNS. CME has filed all Federal, State and local tax returns required to be filed as of the date of this Agreement. There are no taxes of any kind due or owing by CME to any local, State or Federal taxing authority.

     2.10 NO CONFLICTS. The execution and delivery of this Agreement and the other Transaction Documents by the Seller and CME and the performance by the Seller and CME of their respective obligations hereunder and thereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Seller or CME is a party, or by which they or any of their respective assets may be bound, nor will any consents or authorizations of any party be required; (b) an event that would cause the Seller or CME to be liable to any third party; or (c) an event that would result in the creation or imposition of any Encumbrance on any asset of CME or upon the 10,000,000 Shares.

     2.11 CONTRACTS, LEASES AND ASSETS. CME is not a party to any contract, agreement or lease. No person holds a power of attorney (and/or similar document) from the Seller or CME. CME has no direct and/or indirect assets or liabilities or any obligations which would give rise to a liability in the future.

     2.12 COMPLIANCE WITH LAWS. The Seller and CME have each complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation pertaining. CME has each complied with all federal and applicable state securities laws in connection with the offer, sale and distribution of its securities.

     2.13 OTHER REGULATORY MATTERS. No person has direct and/or indirect rescission and/or similar rights with respect to any securities of CME. The 10,000,000 Shares being sold herein to the Purchaser are being sold in a private transaction between the Seller and the Purchaser exempt from the registration requirements of the Securities Act by reason of the so-called "Section 4(a) (1-1/2) exemption" under of the Securities Act. Other than the Registration Statement, CME has not filed any registration statement under the Securities Act. In connection with the Registration Statement and in all sales and/or issuances of securities of CME, CME has complied with all applicable laws including, but not limited to, all state securities laws. CME has 4,000,000 shares of Common Stock outstanding that are not "RESTRICTED SECURITIES" (as

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defined in the  Securities  Act),  all of which were  purchased  pursuant to the
Registration Statement and all of which may be publicly sold without limitation under the Securities Act.

     2.14 CLOSING DOCUMENTS. All minutes, the corporate kit, consents or other documents pertaining to CME, which have been delivered to the Escrow Agent as part of the Escrow Deposit are valid and in compliance with the laws of Nevada.

     2.15 TITLE. The Seller is the record and beneficial owner of the 10,000,000 Shares, which are evidenced by the Certificate. The Seller has good, valid and marketable title to all of the 10,000,000 Shares and upon consummation of the transactions contemplated hereby, the Purchaser will acquire good, valid and marketable title to the 10,000,000 Shares. The 10,000,000 Shares are free and clear of and from all Encumbrances and will be conveyed to the Purchasers free of Encumbrances, except for restrictions on transfer imposed by federal and state securities laws. None of the 10,000,000 Shares are subject to any voting trust or similar agreement nor subject to any rights of first refusal, pre-emptive or similar rights. No person holds or has the right to receive any proxy or similar instrument with respect to any of the 10,000,000 Shares. The Seller is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the 10,000,000 Shares. There are no applicable federal, state or local laws, rules, regulations or decrees, which would, as a result of the sale and purchase of the 10,000,000 Shares hereunder, impair, restrict or delay the Purchaser's voting rights with respect to the 10,000,000 Shares.

     2.16 SOPHISTICATION. The Seller is a sophisticated investor familiar with transactions similar to those contemplated by this Agreement and has had access to all information regarding CME and its present and proposed business, assets, liabilities and financial condition that the Seller reasonably considers important in making his decision to sell the 10,000,000 Shares pursuant hereto. The Seller has independently (and based on such information and the advice of such advisors as the Seller has deemed appropriate, if any), made his own analysis and decision to sell the 10,000,000 Shares and enter into this Agreement and the other Transaction Documents and consummate the transactions contemplated hereunder and thereunder.

     2.17 NO RESIDUAL RIGHTS. The Seller acknowledges and understands that as of the date of this Agreement and following consummation of the sale of the 10,000,000 Shares to the Purchasers, the Seller will have no residual rights to, directly or indirectly beneficially own, have the right to acquire, authorize the sale of, vote, receive dividends, or have any claims or any rights, including voting rights, relating to the 10,000,000 Shares.

     2.18 FUTURE APPRECIATION. The Seller acknowledges and understands that as a result of the sale of the 10,000,000 Shares to the Purchasers, the Seller will be foregoing any opportunity the Seller may have to realize appreciation in the value of CME and/or any of the 10,000,000 Shares.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Seller and CME as follows:

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     3.01 ACQUISITION FOR INVESTMENT.  The Purchaser is acquiring the 10,000,000
Shares solely for his own account for the purpose of investment and not with a view to or for sale in connection with distribution. The Purchaser does not have a present intention to sell the 10,000,000 Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the 10,000,000 Shares to or through any person or entity. The Purchaser acknowledges that the Purchaser is able to bear the financial risks associated with an investment in the 10,000,000 Shares and that it has been given full access to the records of CME and the directors and officers of CME and received such information as it has deemed necessary or appropriate to conduct the Purchaser's due diligence investigation and has sufficient knowledge and experience in investing in companies similar to CME in terms of CME's stage of development so as to be able to evaluate the risks and merits of its investment in CME.

     3.02 SOPHISTICATION. The Purchaser is an "ACCREDITED INVESTOR" as defined in Rule 501(a) of Regulation D under the Securities Act and has such experience in business and financial matters that it is capable of evaluating the merits and risk of an investment in CME.

     3.03 OPPORTUNITIES FOR ADDITIONAL INFORMATION. The Purchaser acknowledges that the Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the directors and officers of CME concerning the financial and other affairs of CME, and to the extent deemed necessary in light of such Purchaser's personal knowledge of CME's affairs, the Purchaser has asked such questions and received answers to the full satisfaction of the Purchaser, and the Purchaser desires to invest in CME.

     3.04 RULE 144. The Purchaser understands that the 10,000,000 Shares may not be offered for sale, sold, assigned or transferred unless the 10.000.000 Shares are registered under the Securities Act and applicable state securities laws or an exemption from registration is available. The Purchaser acknowledges that such Purchaser is familiar with Rule 144 under the Securities Act ("RULE 144"), and the Purchaser has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, the Purchaser will be unable to sell any of the 10,000,000 Shares without either registration under the Securities Act or the availability of another exemption from such registration requirements.

     3.05 LEGENDS. The Purchaser hereby agrees with CME that the certificate representing the 10,000,000 Shares will bear the following legend or one that is substantially similar to the following legend:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES

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        ACT AND  APPLICABLE  STATE  SECURITIES  LAWS,  IN WHICH  CASE THE
        HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER
        CONTEMPLATED   PURSUANT  TO  AN  AVAILABLE   EXEMPTION  FROM  THE
        REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

     3.06 CONSENT. The Purchaser consents to CME making a notation on its records or giving instructions to any transfer agent of CME's Common Stock in order to implement the restrictions on transfer of the 10,000,000 Shares.

                                   ARTICLE IV
                                 INDEMNIFICATION

     4.01 INDEMNIFICATION. From and after the Closing, the Seller and CME, jointly and severally, agree to indemnify the Purchaser and each of the Purchaser's affiliates, shareholders, members, directors, managers, officers, employees, agents and attorneys against all losses, damages and expenses including, but not limited to, legal fees and expenses (if and when incurred), caused by (a) any material breach of this Agreement by the Seller and/or CME or any material misrepresentation by the Seller and/or CME contained herein including of any representation and/or warranty; or (b) any misstatement of a material fact or omission to state a material fact required to be stated by the Seller and/or CME herein or necessary to make the statements herein made by the Seller and/or CME not misleading.

     4.02 INDEMNIFICATION NON-EXCLUSIVE. The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any Party may have for breach of representation, warranty, covenant or agreement.

     4.03 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The respective representations, warranties and covenants of the Parties in this Agreement and the other Transaction Documents shall survive the Closing for a period of three
(3) years from the Closing Date.

                                    ARTICLE V
                                  MISCELLANEOUS

     5.01 FILINGS WITH GOVERNMENT AGENCIES. No later than the last day required by SEC rules and regulations after the Closing Date, the Purchaser shall cause CME to file a Current Report on Form 8-K with the SEC, disclosing the Acquisition, the change of control of CME and such other items required to be disclosed pursuant to SEC rules and regulations.

     5.02 CAPTIONS AND HEADINGS. The Article and Section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

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
     5.03 AMENDMENTS. This Agreement and any provision hereof, may be waived, changed, modified, or discharged, only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, or discharge is sought.

     5.04 NO WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the Party against whom such waiver is charged; and (a) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions; (b) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure; and (c) no waiver by any Party of one breach by another arty shall be construed as a waiver with respect to any other or subsequent breach.

     5.05 ENTIRE AGREEMENT. This Agreement, and the other Transaction Documents, including any and all attachments hereto or thereto, if any, contain the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings.

     5.06 PARTIAL INVALIDITY. In the event that any condition, covenant, or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of the Agreement. If such condition, covenant, or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

     5.07 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or electronically transmitted signatures will be acceptable to all Parties.

     5.08 NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if sent by nationally recognized overnight courier or otherwise personally delivered to the Party to whom notice is to be given, or on the third business day after mailing if mailed to the Party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid to the following addresses:

         If to the Seller or CME:   10300 West Charleston Blvd.
                                    Suite 213
                                    Las Vegas, NV 89135

         If to the Purchaser:       2690 Weston Road, Suite 200
                                    Weston, Florida 33331

Any Party may change its address for notice at any time by giving written notice thereof to the other Parties in the manner and at the addresses set forth in this SECTION 5.08.

     5.09 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the Parties.

     5.10 MUTUAL COOPERATION. The Parties shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     5.11 GOVERNING LAW. This Agreement shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of Florida without regard to the conflicts of laws principles thereof. The Parties hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in Broward County, Florida. By execution hereof, the Parties hereby consent and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the Broward County, Florida and agree that any process in any such action may be served upon any of them personally, or by certified mail, return receipt requested, with the same full force and effect as if personally served upon them. The Parties expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of IN PERSONAM jurisdiction with respect thereto. In the event of any action or proceeding brought to interpret, apply or enforce or otherwise arising out of this Agreement, the Party prevailing therein shall be entitled to payment from the other Party or Parties thereto of all of its reasonable counsel fees and disbursements.


                            [Signature Pages Follow]

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
     IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

                                  THE SELLER:


                                  /s/ Carlos Espinosa
                                  --------------------------------------------
                                  Carlos Espinosa

                                  CME:

                                  CME REALTY, INC.


                                  By: /s/ Carlos Espinosa
                                      ----------------------------------------
                                      Carlos Espinosa, President

                                  THE PURCHASER:

                                  /s/ Kenneth McLeod
                                  --------------------------------------------
                                  Kenneth McLeod

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